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                         EXHIBIT 23.2
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INDEPENDENT AUDITORS' CONSENT



Polish Telephones and Microwave Corporation
Irving, Texas


We consent to the incorporation by reference in this Registration Statement of Polish Telephones and Microwave Corporation on Form S-8 of our report dated March 27, 1996, appearing in the Annual Report on Form 10-KSB of Polish Telephones and Microwave Corporation for the year ended December 31, 1995.




/s/ Hoffman, McBryde & Co., P.C.
HOFFMAN, MCBRYDE & CO., P.C.
Dallas, Texas
September 30, 1996